99.4

Certification of Authority to Provide
Intrastate intraLATA and interLATA Telecommunications Services as an OCC

RECEIVED

AUG 2 2 2006

EXECUTIVE SECRETARY

Georgia Public Service Commission

244 WASHINGTON STREET, S.W.
ATLANTA, GEORGIA 30334-5701

(404) 656-4501
(800) 282-5813

FAX: (404) 656-2341
www.psc.state.ga.us

DOCKET # 23194
DOCUMENT # 95039

DOCKET NO. 23194-U

CERTIFICATE NO. X-1

IN RE: Application of WinSonic Digital Media Group, Ltd. for a Certificate of Authority to Construct or Operate Telephone Line, Plant or System.

CERTIFICATE OF AUTHORITY

TOLL LINES

Decided: August 15, 2006

BY THE COMMISSION:

On June 19, 2006, WinSonic Digital Media Group, Ltd. (hereinafter referred to as the "Company") filed with the Georgia Public Service Commission (hereinafter the "Commission") an application for a Certificate of Authority to provide intrastate intraLATA and interLATA telecommunications service throughout the state of Georgia. By way of background, Georgia was divided into five Local Access and Transport Areas ("LATAs") as a result of certain litigation involving AT&T (formerly known as American Telephone and Telegraph Company) which resulted in what is commonly referred to as the Modified Final Judgement, the consent decree entered by the United States District Court in United States v. American Telephone and Telegraph Company, 552 F. Supp. 131 (D.D.C. 1982), aff'd sub nom. Maryland v. United States, 103 S. Ct. 1240 (1983).

In filing this application, the Company seeks authority to become an intraLATA and interLATA interexchange facilities-based carrier operating within the state of Georgia.

The Commission has reviewed the Company's application and will impose the same conditions and restrictions as contained in the Orders issued in Docket Nos. 3439-U (AT&T), 3446-U (MCI), 3451-U (GTE-Sprint), 3458-U (Microtel), 3501-U (SouthernTel), 3575-U (U.S. Sprint), and 13145-U (GPW's CLEC Order).

In Administrative Session on August 15, 2006, the Commission voted to waive public hearing on this matter.

After carefully analyzing all evidence of the record in this case, the Commission makes the following findings of fact and conclusions of law:

FINDINGS OF FACT

1.

The Company has filed an application seeking authority to provide state-wide intraLATA and interLATA interexchange facilities-based telecommunications services in the state of Georgia.

2.

The Commission has considered the application of the Company for a Certificate of Authority.

3.

The state of Georgia has been divided as a consequence of the Modified Final Judgement into five LATAs (local access and transport areas).

4.

The Company is a long-distance telecommunications carrier authorized by the Federal Communications Commission ("FCC") to construct and operate interstate telecommunications services. The Company owns facilities and/or leases them from/to other common carriers. The Company's system provides interstate telecommunications services including private line offerings.

5.

The Commission finds that the Company has the financial, technical and managerial ability to provide intraLATA and interLATA intrastate telecommunications service for which it is seeking a Certificate of Authority.

6.

The Commission finds that the Company will provide intraLATA and interLATA intrastate telecommunications services.

CONCLUSIONS OF LAW

Based on the foregoing Findings of Fact, the Commission makes the following Conclusions of Law:

1.

Pursuant to O.C.G.A. §§ 46-5-163(b), 46-5-41, 46-2-23 and 46-2-25, the Commission has jurisdiction to grant the certificate requested herein and to determine the reasonableness of the rates, charges, classifications and services of the Company.

2.

O.C.G.A. § 46-5-43 requires that when an application to acquire or operate a telephone system is received, proper notice of the application shall be given to specifically identified groups and classes of persons.

3.

The Commission, pursuant to O.C.G.A. §§ 46-5-41, 46-5-163(b), and 46-5-168, has the authority based upon applicable law to refuse to issue the certificate or to issue it in part or in whole.

4.

The Commission further concludes that this certificate authorizes the Company to provide intraLATA and interLATA services throughout the State of Georgia. The Company will be subject to this Commission's decisions on all issues concerning the completion of intraLATA and interLATA calls. The Company is authorized to sell its services and to resell services of other certificated carriers.

5.

The Commission further concludes, pursuant to O.C.G.A. §§ 46-2-25.1, 46-2-25.2 and 46-2-25.3, that all companies providing services between Georgia's LATAs should take certain steps to insure that customers utilizing the services of the companies are not billed for county-wide local calls, 16-mile toll-free calls, and toll-free calls within 22 miles that both originate and terminate within a given LATA. In the case of companies providing services to other common carriers for resale, the foregoing restriction shall apply to the reselling company.

WHEREFORE, it is

ORDERED, that a Certificate of Authority number X-1080 is hereby granted to WinSonic Digital Media Group, Ltd. to provide intraLATA and interLATA intrastate telecommunications services in Georgia.

ORDERED FURTHER, that WinSonic Digital Media Group, Ltd. shall provide intrastate intraLATA and interLATA services pursuant to its Georgia tariffs.

ORDERED FURTHER, that if the Company desires to do business in Georgia under any name which does not appear on this certificate, the Company shall submit an application for amendment to its certification stating the name under which it plans to conduct business.

ORDERED FURTHER, that the Company shall contribute to the Universal Access Fund as prescribed in Docket No. 5825-U.

ORDERED FURTHER, that the Company shall be responsible for ensuring that its employees, agents or designees comply fully with all applicable laws, rules and orders of the Commission relating to safe excavation procedures, including, but not limited to O.C.G.A. § 25-9-1 et seq., the Georgia Utility Facility Protection Act. Violations of such laws, rules, or orders of the Commission by the Company's employees, agents or designees may result in revocation, suspension or other limitation on the Company's certificate of authority and may result in fines assessed on the Company pursuant to O.C.G.A. § 46-2-91.

ORDERED FURTHER, that pursuant to O.C.G.A. § 46-5-168(b)(2) the certificate granted herein shall be subject to revocation if the Company fails to notify the Commission of any change in its contact address on file with the Commission, fails to comply with Commission requirements or orders, or violates any applicable law or Commission rule.

ORDERED FURTHER, that all statements of fact, law and regulatory policy contained within the preceding sections of this Order be adopted as findings and conclusions of law and conclusion of regulatory policy of the Commission.

ORDERED FURTHER, that jurisdiction over this matter is expressly retained for the purpose of entering such further order or orders as this Commission may deem just and proper.

ORDERED FURTHER, that any motion for reconsideration and/or rehearing in this case shall not have the effect of staying this Order of the Commission, except insofar as the Commission may otherwise provide.

The above by action of the Commission in Administrative Session on August 15, 2006

Reece McAlister
Executive Secretary

DATE: 8-18-06

Stan Wise
Chairman

DATE: 8-22-06